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As filed with the Securities and Exchange Commission on August 31, 2001.

Registration No. 333-77797

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8/S-3
REGISTRATION STATEMENT
(Including Registration of Shares for Resale by Means of a Form S-3 Prospectus)
Under
THE SECURITIES ACT OF 1933

TICKETMASTER (fka TICKETMASTER ONLINE-CITYSEARCH, INC.)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4546874
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000
(Address Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

John Pleasants
Chief Executive Officer
3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent For Service)

Copy to:

Bradley K. Serwin
Deputy General Counsel
Ticketmaster
3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 381-2000

DEREGISTRATION OF SECURITIES

    Ticketmaster (the "Registrant") registered 671,929 shares of its Class B Common Stock on this Registration Statement, initially filed with the Securities and Exchange Commission on May 5, 1999. As of the date of this Post Effective Amendment No. 1, of the original 671,929 shares originally registered, the Registrant believes that approximately 266,676 shares of Class B Common Stock have been sold pursuant to this Registration Statement. The Registrant hereby files this Post-Effective Amendment No. 1 for the purpose of deregistering all remaining shares of Class B Common Stock registered pursuant to this Registration Statement and which were not sold pursuant to such Registration Statement, which the Registrant estimates to be 405,253 shares of Class B Common Stock.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 31st day of August, 2001.

TICKETMASTER
By:	/s/ JOHN PLEASANTS John Pleasants Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Pleasants, Thomas McInerney and Bradley K. Serwin, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8/S-3 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN PLEASANTS John Pleasants	Chief Executive Officer (Principal Executive Officer) and Director	August 31, 2001
/s/ THOMAS MCINERNEY Thomas McInerney	Chief Financial Officer, Executive Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	August 31, 2001
/s/ TERRY BARNES Terry Barnes	Director	August 31, 2001
/s/ BOB DAVIS Bob Davis	Director	August 31, 2001

/s/ BARRY DILLER Barry Diller	Director	August 31, 2001
/s/ VICTOR A. KAUFMAN Victor A. Kaufman	Director	August 31, 2001
/s/ BRYAN LOURD Bryan Lourd	Director	August 31, 2001
/s/ JON MILLER Jon Miller	Director	August 31, 2001
/s/ MICHAEL SCHRAGE Michael Schrage	Director	August 31, 2001
/s/ ALAN SPOON Alan Spoon	Director	August 31, 2001

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DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY